As filed with the Securities and Exchange Commission on August 22, 2023

Registration No. 333-273405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3825535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane J. Schaffer

Chief Executive Officer

Cingulate Inc.

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700	Lawrence Metelitsa, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 (732) 395-4400

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 22, 2023

8,063,215 Shares of Common Stock

Series A Warrants to Purchase up to 8,063,215 Shares of Common Stock

Series B Warrants to Purchase up to 4,031,607 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,063,215 Shares of Common Stock

Up to 20,158,037 Shares of Common Stock Underlying the Series A Warrants, Series B Warrants and Pre-Funded Warrants

Cingulate Inc.

We are offering 8,063,215 shares of common stock, par value $0.0001 per share, together with Series A warrants to purchase 8,063,215 shares of common stock, which we refer to as the “Series A warrants,” and Series B warrants to purchase 4,031,607 shares of common stock, which we refer to as the “Series B warrants,” at an assumed combined public offering price of $0.6201 per share and accompanying warrants (the last reported sale price of our common stock on the Nasdaq Capital Market, or Nasdaq, on August 15, 2023).  The Series A warrants and the Series B warrants are hereinafter referred to as the “warrants.” Each share of our common stock is being sold together with one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one-half of a share of common stock. The Series A warrants will have an exercise price of $              per share (110% of the combined public offering price per share of common stock and accompanying warrants), will be exercisable upon issuance for whole shares of common stock and will expire five years from the date of issuance. The Series B warrants will have an exercise price of $              per share (100% of the combined public offering price per share of common stock and accompanying warrants), will be exercisable upon issuance for whole shares of common stock and will expire two years from the date of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series A warrants and Series B warrants.

We are also offering to those investors, if any, whose purchase of shares of our common stock in this offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the common stock that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor, 9.99%), pre-funded warrants each to purchase one share of our common stock at an exercise price of $0.0001, which we refer to as the “pre-funded warrants.” Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. Each pre-funded warrant is being sold together with one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one-half of a share of common stock. The public offering price for each pre-funded warrant and the accompanying warrants is equal to the price per share of common stock and the accompanying warrants being sold to the public in this offering, minus $0.0001. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

For each pre-funded warrant we sell, the number of shares of common stock we sell in this offering will be decreased on a one-for-one basis. The shares of common stock and/or pre-funded warrants and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CING.” The closing price of our common stock on Nasdaq on August 21, 2023 was $0.644 per share. There is no established public trading market for the pre-funded warrants, Series A warrants or Series B warrants, and we do not expect such a market to develop. We do not intend to apply to list the pre-funded warrants, Series A warrants or Series B warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants, Series A warrants and Series B Warrants will be limited.

Certain information in this prospectus is based on an assumed public offering price of $0.6201 per share and accompanying warrants (the last reported sale price of our common stock on Nasdaq on August 15, 2023). The actual public offering price will be determined between us and the underwriters based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us, before expenses	$		$

(1)	We have agreed to reimburse the underwriters for certain out-of-pocket expenses, including the fees and disbursements of their counsel. We have also agreed to issue to Bancroft Capital, LLC, or its designees, warrants to purchase shares of our common stock equal to three percent (3%) of the aggregate number of shares of common stock and pre-funded warrants issued in this offering and exercisable at a price per share equal to one hundred and twenty percent (120%) of the public offering price per share of common stock and accompanying warrants. See “Underwriting” for additional information regarding the compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional 1,209,482 shares of common stock and/or Series A warrants to purchase up to an additional 1,209,482 shares of common stock and/or Series B warrants to purchase up to an additional 604,741 shares of common stock, in any combinations thereof, except that the Series A warrants and Series B warrants will be sold in a fixed combination of (i) one Series A warrant to purchase one share of common stock and (ii) one Series B warrant to purchase one-half of a share of common stock. The purchase price to be paid by the underwriters per additional share of common stock will be $        , less underwriting discounts and commissions and the combined purchase price to be paid by the underwriter per additional Series A warrant and Series B warrant will be $0.01, less underwriting discounts and commissions. If the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $         , and the total proceeds to us, before expenses, will be approximately $       . The underwriters may exercise this option at any time or from time to time, in whole or in part, during the 45-day period from the closing of the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares, pre-funded warrants, Series A warrants and Series B warrants against payment therefor on or about          , 2023.

Joint Bookrunning Managers

Bancroft Capital, LLC	Brookline Capital Markets a division of Arcadia Securities, LLC

Laidlaw & Company (UK) Ltd.

The date of this prospectus is          , 2023.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information By Reference,” before deciding to invest in our securities.

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. We do not, and the underwriters and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

Neither we nor the underwriters have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment. Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “the Company” and “Cingulate” refer to and similar references refer: (1) on or following the consummation of the Reorganization Merger (as defined below), including our initial public offering, to Cingulate Inc. and its consolidated subsidiaries, including Cingulate Therapeutics LLC, or CTx, and (2) prior to the consummation of the Reorganization Merger, including our initial public offering, to CTx and its consolidated subsidiaries.

Overview

We are a biopharmaceutical company using our proprietary Precision Timed ReleaseTM (PTRTM) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of Attention Deficit/Hyperactivity Disorder (ADHD), we are identifying and evaluating additional therapeutic areas where our PTR technology may be employed to develop future product candidates, such as anxiety disorders. Our PTR platform incorporates a proprietary Erosion Barrier Layer (EBL) designed to allow for the release of drug substance at specific, pre-defined time intervals, unlocking the potential for once-daily, multi-dose tablets.

We are targeting the ADHD stimulant-based treatment market, with an estimated US market size of $18 billion as of September 2022. Stimulants are the most commonly prescribed class of medications for ADHD and account for more than 90% of all ADHD medication prescriptions in the United States, where approximately 80 million stimulant prescriptions were written during the 12-months ended September 2022. By contrast, non-stimulant medications are typically employed only in the second-line or adjunctive therapy setting and account for 10% of all ADHD medication prescriptions. Extended-release, or long-acting, dosage forms of stimulant medications are most frequently deployed as the first-line treatment for ADHD and constitute approximately 59% of ADHD stimulant prescriptions by volume and nearly 83% of the dollars. Most of these extended-release dosage forms are approved for once-daily dosing in the morning and were designed to eliminate the need for re-dosing during the day. However, with the current ‘once-daily’ extended-release dosage forms, most patients still receive a second or “booster” dose for administration later in the day (typically in the early afternoon) to achieve entire active-day coverage and suffer from a multitude of unwanted side effects as a result. We believe there is a significant, unmet need within the current treatment paradigm for true once-daily ADHD stimulant medications with lasting duration and superior side effect profiles to better serve the needs of patients throughout their entire active-day.

Our two proprietary, first-line stimulant medications: CTx-1301 (dexmethylphenidate) and CTx-1302 (dextroamphetamine), are being developed for the treatment of ADHD in the three main patient segments: children (ages 6 -12), adolescents (ages 13-17), and adults (ages18+). Both CTx-1301 and CTx-1302 are designed to address the key shortcomings of currently approved stimulant therapies by: providing an immediate onset of action (within 30 minutes); offering ‘entire active-day’ duration; eliminating the need for a ‘booster/recovery’ dose of short-acting stimulant medications; minimizing or eliminating the rebound/crash symptoms associated with early medication ‘wear-off;’ and providing favorable tolerability with a controlled descent of drug blood levels. Furthermore, by eliminating the ‘booster’ dose used by up to 60% of ADHD patients in conjunction with their primary medication, we believe our product candidates will provide important societal and economic benefits: reducing the abuse and diversion associated with short-acting stimulant medications; allowing physicians to prescribe one medication versus two; allowing patients to pay for one medication versus two; and allowing payers to reimburse one medication versus two.

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Recent Developments

Phase 3 CTx-1301-022 study

Our Phase 3 CTx-1301-022 study (NCT05631626), which assessed efficacy and safety along with onset and duration of CTx-1301 in 21 adults (age range: 18-55 years) with ADHD in an adult laboratory classroom setting did not achieve statistical significance on the primary efficacy endpoint but demonstrated a trend towards significance despite its modest sample size in improving ADHD symptoms with a rapid onset of action and entire active-day duration. After a 5-week dose optimization period, subjects were either randomized to their optimized dose of CTx-1301 or placebo.

The overall Permanent Product Measure of Performance (PERMP) data showed a trend toward significance with a p-value of 0.089 despite the modest sample size. A meta-analysis conducted by Faraone and Glatt (Clinical Psychiatry 71:6 June 2010) using 11 published studies with long-acting stimulants in adults demonstrated the average effect size to be 0.73 (approximate range 0.5 to 0.9). In this trial subjects randomized to CTx-1301 demonstrated an effect size of 1.41 at 30 minutes and an effect size of 0.98 at 16 hours with an average effect size of 1.79 (range 0.88 to 2.60). Effect size represents the magnitude of a change in an outcome or the strength of a relationship, the practical significance. Effect size measures the magnitude of differences in outcomes between two groups in a study.

In addition, the secondary outcome using the Clinical Global Impression (CGI) Scale for severity of illness was associated with a decrease in the severity of illness in subjects randomized to CTx-1301 compared to placebo. This is noteworthy as the purpose of this study was to obtain estimates of effect size and it was not anticipated that significant treatment differences would be observed. CTx-1301 was well tolerated; 9% (n=1) of the subjects that were randomized to CTx-1301 experienced treatment emergent adverse events (TEAEs), while 30% (n=3) of subjects that were randomized to placebo experienced TEAEs. Patient reported outcomes on the overall satisfaction with CTx-1301 compared to subject’s prior ADHD medication was favorable.

ATM and Equity Line Sales

During the period beginning July 1, 2023 and ending on the date of this prospectus, we sold 1,538,855 shares of common stock pursuant to an At The Market Offering Agreement with H.C. Wainwright & Co., LLC (the “ATM Agreement”), for net proceeds of $1,595,429.

During the period beginning July 1, 2023 and ending on the date of this prospectus, we sold 240,000 shares of common stock pursuant to a purchase agreement with Lincoln Park Capital Fund, LLC (the “LP Purchase Agreement”), for net proceeds of $196,167.

Private Placement with WFIA

On August 11, 2023, we entered into a Securities Purchase Agreement with Werth Family Investment Associates LLC (“WFIA”) and issued, in a private placement priced at the market under Nasdaq rules, 1,823,155 shares of common stock at a purchase price per share of $0.5485 (the “Private Placement”). Peter J. Werth, a member of our Board of Directors is the manager of WFIA.

Our Organizational Structure

Cingulate Inc. is a Delaware corporation that was formed to serve as a holding company. In connection with our initial public offering, we effected certain organizational transactions. On September 29, 2021, Cingulate acquired Cingulate Therapeutics LLC, or CTx, through the merger of a wholly-owned acquisition subsidiary of Cingulate with and into CTx (the “Reorganization Merger”). As a result of the Reorganization Merger, CTx became a wholly-owned subsidiary of Cingulate. Unless otherwise stated or the context otherwise requires, all information in this prospectus reflects the consummation of the Reorganization Merger.

Corporate Information

Our primary executive offices are located at 1901 West 47th Place, Kansas City, Kansas 66205 and our telephone number is (913) 942-2300. Our website address is www.cingulate.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities.

Cingulate, PTR, Cingulate Therapeutics, Enfoqis, Enfoqus, Trodesca, Ivoqus, Taylerza, Tymprezi, Accomplish, Mastery and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;

●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of exemptions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenue, (2) December 31, 2026, (3) the date we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (4) the date on which we have during the previous three-year period issued more than $1.0 billion in non-convertible debt securities.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus and in the documents incorporated by reference.

Common Stock Offered	8,063,215 shares.

Pre-Funded Warrants Offered	We are also offering to those investors, if any, whose purchase of shares of our common stock in this offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the common stock that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), pre-funded warrants each to purchase one share of our common stock at an exercise price of $0.0001, which we refer to as pre-funded warrants. Each pre-funded warrant is being sold together with one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one-half of a share of common stock. The combined public offering price for each pre-funded warrant and accompanying warrants is equal to the combined public offering price per share of common stock and accompanying warrants being sold in this offering, minus $0.0001. For each pre-funded warrant we sell, the number of shares of common stock we sell will be decreased on a one-for-one basis. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. See “Description of Securities We Are Offering” for additional information.

Warrants Offered

Each share of common stock or pre-funded warrant is being offered together with one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one-half of a share of common stock. The Series A warrants will have an exercise price of $        per share (110% of the combined public offering price per share of common stock and accompanying warrants), will be exercisable upon issuance for whole shares of common stock and will expire five years from the date of issuance. The Series B warrants will have an exercise price of $              per share (100% of the combined public offering price per share of common stock and accompanying warrants), will be exercisable upon issuance for whole shares of common stock and will expire two years from the date of issuance. See “Description of Securities We Are Offering” for additional information.

Option to Purchase Additional Securities (2)

We have granted the underwriters an option to purchase to an additional 1,209,482 shares of common stock and/or Series A warrants to purchase up to an additional 1,209,482 shares of common stock and/or Series B warrants to purchase up to an additional 604,741 shares of common stock, in any combinations thereof, except that the Series A warrants and Series B warrants will be sold in a fixed combination of (i) one Series A warrant to purchase one share of common stock and (ii) one Series B warrant to purchase one-half of a share of common stock. The purchase price to be paid by the underwriters per additional share of common stock will be $        , less underwriting discounts and commissions and the combined purchase price to be paid by the underwriter per additional Series A warrant and Series B warrant will be $0.01, less underwriting discounts and commissions.

Common Stock Outstanding prior to this Offering (1)	15,658,798 shares.

Common Stock Outstanding after this Offering (1)	23,722,013 shares assuming we sell only shares of common stock and no-per-funded warrants and no exercise of the warrants offered hereby (or 24,931,495 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds of this offering assuming no exercise of the warrants, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $4.3 million (or approximately $5.0 million if the underwriters exercise their option to purchase additional securities in full), assuming we sell only shares of common stock and no pre-funded warrants and assuming no exercise of the warrants. We intend to use all of the net proceeds we receive from this offering for continued research and development and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts. See “Use of Proceeds.”

Nasdaq Capital Markets Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “CING.” We do not intend to apply to list the pre-funded warrants, Series A warrants or Series B warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants, Series A warrants and Series B warrants will be limited.

Lock-up	All of our directors and executive officers have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after the date of this prospectus. See “Underwriting” for more information.

Underwriter Warrants	We have agreed to issue to Bancroft Capital, LLC, or its designees, warrants to purchase shares of our common stock equal to three percent (3%) of the aggregate number of shares of common stock and pre-funded warrants issued in this offering (including any shares sold through the exercise of the over-allotment option) and exercisable at a price per share equal to one hundred and twenty percent (120%) of the public offering price per share and accompanying warrant. See “Underwriting (Conflicts of Interest)” for additional information.

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 5, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

(1) The number of shares of our common stock to be outstanding immediately after this offering is based on 15,658,798 shares of our common stock outstanding as of August 11, 2023 and excludes, as of such date, the following:

●	1,424,995 shares of our common stock issuable upon exercise of outstanding stock options issued under our 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $3.03 per share;

●	1,361,315 shares of our common stock that are available for future issuance under the 2021 Plan; and

●	4,999,998 shares of common stock issuable upon the exercise of the warrants with a weighted average exercise price of $6.06 per share.

(2) Because the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and warrants without exercising the over-allotment option with respect to the warrants. Because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock. If the underwriters exercise the over-allotment option with respect to the warrants in full, but do not exercise the over-allotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be 172.5% instead of the 150% stated on the cover page of this prospectus.

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes (i) we issue no pre-funded warrants, (ii) no exercise of the warrants offered hereby and (iii) no exercise of the underwriters’ option to purchase additional securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Position and Need for Capital

Following this offering, we will need to raise additional capital to complete the development and commercialization efforts for CTx-1301, CTx-1302 and/or CTx-2103. If we are unable to raise capital when needed, we could be forced to delay, reduce or terminate certain of our development programs or other operations.

Following this offering, we will need to raise additional capital to fund our operations and continue to support our planned development and commercialization activities. The amount and timing of our future funding requirements will depend on many factors, including:

●	the timing, rate of progress and cost of any clinical trials and other manufacturing/product development activities for our current and any future product candidates that we develop, in-license or acquire;

●	the results of the clinical trials for our product candidates in the United States and any foreign countries;

●	the timing of, and the costs involved in, FDA approval and any foreign regulatory approval of our product candidates, if at all;

●	the number and characteristics of any additional future product candidates we develop or acquire;

●	our ability to establish and maintain strategic collaborations, licensing, co-promotion or other arrangements and the terms and timing of such arrangements;

●	the cost of commercialization activities if our current or any future product candidates are approved for sale, including manufacturing, marketing, sales and distribution costs;

●	the degree and rate of market acceptance of any approved products;

●	costs under our third-party manufacturing and supply arrangements for our current and any future product candidates and any products we commercialize;

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●	costs and timing of completion of any additional outsourced commercial manufacturing or supply arrangements that we may establish;

●	costs of preparing, filing, prosecuting, maintaining, defending and enforcing any patent claims and other intellectual property rights associated with our product candidates;

●	costs associated with prosecuting or defending any litigation that we are or may become involved in and any damages payable by us that result from such litigation;

●	costs associated with any product recall that could occur;
●	costs of operating as a public company;

●	the holder of our $8.0 million amended and restated promissory note not demanding payment prior to maturity;

●	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing products or treatments;

●	costs associated with any acquisition or in-license of products and product candidates, technologies or businesses; and

●	personnel, facilities and equipment requirements.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, future debt financing into which we may enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our securityholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

In addition, if we are unable to secure sufficient capital to fund our operations, we may have to enter into strategic collaborations that could require us to share commercial rights to CTx-1301, CTx-1302, and/or CTx-2103 with third parties in ways that we currently do not intend or on terms that may not be favorable to us or our securityholders.

Risks Related to This Offering and Ownership of Our Common Stock

Because management has broad discretion as to the use of the net proceeds from this offering, you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have considerable discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering for continued research and development and commercialization activities for CTx-1301, and for working capital, capital expenditures, and general corporate purposes, including investing further in research and development efforts. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our securities, or that you otherwise do not agree with. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our securities to decline.

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If you purchase securities in this offering, you will suffer immediate dilution of your investment.

You will incur immediate and substantial dilution as a result of this offering. The public offering price per share of common stock and accompanying warrants and the public offering price per pre-funded warrant and accompanying warrants will be substantially higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Therefore, if you purchase securities in this offering, you will pay a price per share of common stock you acquire that substantially exceeds our pro forma net tangible book value per share after this offering. Based on an assumed public offering price of $0.6201 per share of common stock and accompanying warrants (the last reported sale price of our common stock on the Nasdaq Capital Market on August 15, 2023) and our pro forma net tangible book deficit as of June 30, 2023, you will experience immediate dilution of $0.58 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed public offering price.

There is no public market for the pre-funded warrants or warrants offered by us.

There is no established public trading market for the pre-funded warrants or warrants, and we do not expect such a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

Holders of pre-funded warrants and warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or warrants and acquire our common stock.

Until holders of the pre-funded warrants and warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants and warrants. Upon exercise of the pre-funded warrants and warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the warrants, if any, will be uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and consequently, the warrants may expire valueless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock and warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have limited research coverage by securities and industry analysts. If we fail to maintain adequate coverage by securities or industry analysts, the trading price for our stock would be negatively impacted. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Future sales of our common stock, warrants, or securities convertible into our common stock may depress our stock price.

The price of our common stock or warrants could decline as a result of sales of a large number of shares of our common stock or warrants or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In addition, in the future, we may issue additional shares of common stock, warrants or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. We may also issue additional shares of common stock to satisfy our outstanding promissory note in favor of Werth Family Investment Associates LLC, an entity controlled by Peter Werth, a member of our Board of Directors. Any such issuances could result in substantial dilution to our existing stockholders and could cause the price of our common stock or warrants to decline.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

If we fail to regain compliance with the continued listing requirements of Nasdaq, our common stock and/or warrants may be delisted and the price of our common stock and/or warrants and our ability to access the capital markets could be negatively impacted.

Our common stock and warrants are currently listed for trading on Nasdaq. On May 16, 2023, we received a notice from Nasdaq stating that we no longer comply with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing. We submitted a plan of compliance to Nasdaq on June 30, 2023. On July 28, 2023, Nasdaq notified us that that it granted an extension until November 13, 2023 to regain compliance with the minimum stockholders’ equity requirement, conditioned upon achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. If we fail to evidence compliance upon filing our periodic report for the quarter ending September 30, 2023 by November 13, 2023, we may be subject to delisting. If Nasdaq determines to delist our securities, we will have the right to appeal to a Nasdaq hearings panel. There can be no assurance that we will be able to regain compliance with the applicable Nasdaq listing requirements.

In addition, on July 28, 2023, we received notice from Nasdaq indicating that we are not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq. We were provided a compliance period of 180 calendar days from the date of the notice, or until January 24, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We may be eligible for an additional 180 calendar day compliance period. There can be no assurance that we will regain compliance with the minimum closing bid requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

We will continue to monitor the closing bid price of our common stock and may, if appropriate, consider available options, including implementation of a reverse stock split of our common stock, to regain compliance with the minimum closing bid requirement. If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our common stock and/or warrants.

We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which could have a material adverse effect on our business. If our common stock and warrants are delisted from Nasdaq, it could materially reduce the liquidity of our common stock and warrants and result in a corresponding material reduction in the price of our common stock and warrants as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock and warrants are delisted, it could be more difficult to buy or sell our common stock and warrants or to obtain accurate quotations, and the price of our common stock and warrants could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	our lack of operating history and need for additional capital;

●	our plans to develop and commercialize our product candidates;

●	the timing of our planned clinical trials for CTx-1301, CTx-1302, and CTx-2103;

●	the timing of our New Drug Application (NDA) submissions for CTx-1301, CTx-1302, and CTx-2103;

●	the timing of and our ability to obtain and maintain regulatory approvals for CTx-1301, CTx-1302, CTx-2103, or any other future product candidate;

●	the clinical utility of our product candidates;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	our expected use of cash;
●	our competitive position and projections relating to our competitors or our industry;
●	our ability to identify, recruit, and retain key personnel;

●	the impact of laws and regulations;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);

●	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives; and

●	our estimates regarding future revenue and expenses.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and the documents we incorporate by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents we incorporate by reference will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.3 million, or approximately $5.0 million if the underwriters exercise their over-allotment option in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of any pre-funded warrants and no exercise of the warrants.

We intend to use all of the net proceeds we receive from this offering for continued research and development and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the combined public offering price per share and accompanying warrants and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2023, we had a net tangible book deficit of approximately $(6.1 million), or approximately $(0.51) per share of common stock. Our net tangible book deficit per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2023.

After giving effect to the sale of shares pursuant to the ATM Agreement, the LP Purchase Agreement and the Private Placement, our pro forma tangible net book deficit as of June 30, 2023 would have been approximately $(3.3 million), or approximately $(0.21) per share of common stock, an increase of approximately $0.30 per share of common stock.

After giving effect to the sale of 8,063,215 shares of common stock and accompanying warrants in this offering at an assumed public offering price of $0.6201 per share and accompanying warrants (the last reported sale price of our common stock the Nasdaq Capital Market on August 15, 2023), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering,  no exercise of the warrants being offered in this offering, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $1.0 million, or approximately $0.04 per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.25 per share to our existing stockholders and an immediate dilution of $0.58 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting the pro forma as adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share and accompanying warrants paid by investors participating in this offering. The following table illustrates this dilution:

Assumed public offering price per share and accompanying warrants		$0.6201
Historical net tangible book deficit per share of common stock as of June 30, 2023	$(0.51)
Increase in net tangible book deficit attributable to the sale of shares pursuant to the ATM Agreement, the LP Purchase Agreement and the Private Placement	$0.30
Pro forma net tangible book deficit after giving effect to the sale of shares pursuant to the ATM Agreement, the LP Purchase Agreement and the Private Placement	$(0.21)
Increase in pro forma net tangible book deficit per share attributable to this offering	$0.25
Pro forma adjusted net tangible book value per share after this offering		$0.04
Dilution per share to new investors purchasing shares in this offering		$0.58

Each $0.10 increase or decrease in the assumed public offering price of $0.6201 per share and accompanying warrants, which was the last reported sale price of our common stock the Nasdaq Capital Market on August 15, 2023, would increase or decrease the pro forma as adjusted net tangible book value per share by $0.03 per share and the dilution per share to investors participating in this offering by $0.03 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 1.0 million share increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the pro forma as adjusted net tangible book value per share by approximately $0.02 and decrease the dilution per share to new investors participating in this offering by approximately $0.02, based on an assumed public offering price of $0.6201 per share, which was the last reported sale price of our common stock the Nasdaq Capital Market on August 15, 2023, remaining the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 1.0 million share decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease the pro forma as adjusted net tangible book value per share by approximately $0.02 and increase the dilution per share to new investors participating in this offering by approximately $0.02, based on an assumed public offering price of $0.6201 per share, which was the last reported sale price of our common stock the Nasdaq Capital Market on August 15, 2023, remaining the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be approximately $0.07 per share, which represents an immediate increase in the pro forma as adjusted net tangible book value of $0.28 per share to existing stockholders and an immediate dilution in the as adjusted net tangible book value of $0.55 per share to new investors participating in this offering.

The table and discussion above are based on 12,056,788 shares of our common stock outstanding as June 30, 2023 (15,658,798 shares of common stock on a pro forma basis after giving effect to the sale of shares pursuant to the ATM Agreement, the LP Purchase Agreement and the Private Placement), and excludes, as of such date, the following:

●	1,349,679 shares of our common stock issuable upon exercise of outstanding stock options issued under the 2021 Plan with a weighted average exercise price of $3.16 per share;

●	1,436,631 shares of our common stock that are available for future issuance under the 2021 Plan; and

●	4,999,998 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.06 per share

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our securities. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capitalization

We have 250,000,000 shares of capital stock authorized under our amended and restated certificate of incorporation, consisting of 240,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

As of August 11, 2023, there were 15,658,798 shares of common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide for:

●	classifying our board of directors into three classes;

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	requiring a supermajority vote of stockholders to amend our bylaws or certain provisions our certificate of incorporation;

●	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	eliminating the ability of stockholders to call a special meeting of stockholders;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

●	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us.

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Potential Effects of Authorized but Unissued Stock

Pursuant to our amended and restated certificate of incorporation, we have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent of our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 8,063,215 shares of our common stock at an assumed combined public offering price of $0.6201 per share and accompanying warrants (the last reported sale price of our common stock on Nasdaq on August 15, 2023). We are also offering pre-funded warrants to those purchasers whose purchase of shares of our common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stocks that would result in such excess ownership. For each pre-funded warrant we sell, the number of shares of common stock we sell in this offering will be decreased on a one-for-one basis. Each share of our common stock or pre-funded warrant is being sold together with one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one-half of a share of common stock. The shares of our common stock and/or pre-funded warrants and related warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the pre-funded warrants and warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Series A warrants and Series B warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrants, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

The Series A warrants will have an exercise price of $           per share (or 110% of the combined public offering price per share and accompanying warrants). The Series B warrants will have an exercise price of $           per share (or 100% of the combined public offering price per share and accompanying warrants). The Series A warrants will be immediately exercisable and may be exercised until five years from the date of issuance. The Series B warrants will be immediately exercisable and may be exercised until two years from the date of issuance The exercise price and number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock and pre-funded warrants and may be transferred separately immediately thereafter. The warrants will be issued in certificated form only.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

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Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black-Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the warrants, and we do not expect such a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The warrants may be modified or amended or the provisions of such warrants waived with our consent and the consent of the holders of at least a majority of the outstanding warrants.

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Pre-funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the warrants, and we do not expect such a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be extremely limited.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrant is exercisable immediately prior to such event.

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UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with Bancroft Capital, LLC, as the representative (“Bancroft Capital” or the “Representative”) of the underwriters named below on                      , 2023. The underwriting agreement provides for the purchase of a specific number of shares of common stock, pre-funded warrants, Series A warrants and Series B warrants by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, pre-funded warrants Series A warrants and Series B warrants, but is not responsible for the commitment of any other underwriter to purchase common stock, pre-funded warrants, Series A warrants or Series B warrants. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock, pre-funded warrants, Series A warrants and Series B warrants set forth opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
Bancroft Capital, LLC
Brookline Capital Markets, a division of Arcadia Securities, LLC
Laidlaw & Company (UK) Ltd.
Total

The underwriters have agreed to purchase all of the shares, pre-funded warrants, Series A warrants and Series B warrants offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased.

The shares, pre-funded warrants, Series A warrants and Series B warrants are expected to be ready for delivery on or about                       , 2023 against payment in immediately available funds.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of the closing of the offering, to purchase up to an additional 1,209,482 shares of common stock and/or Series A warrants to purchase up to an additional 1,209,482 shares of common stock and/or Series B warrants to purchase up to an additional 604,741 shares of common stock, in any combinations thereof, except that the Series A warrants and Series B warrants will be sold in a fixed combination of (i) one Series A warrant to purchase one share of common stock and (ii) one Series B warrant to purchase one-half of a share of common stock. The purchase price to be paid by the underwriters per additional share of common stock will be $          , less underwriting discounts and commissions, and the combined purchase price to be paid by the underwriters per additional Series A warrant and Series B warrant will be $0.01, less underwriting discounts and commissions.

Because the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and warrants without exercising the over-allotment option with respect to the warrants. Because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock. If the underwriters exercise the over-allotment option with respect to the warrants in full, but do not exercise the over-allotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be 172.5% instead of the 150% stated on the cover page of this prospectus.

Discount, Commissions and Expenses

The underwriters are offering the shares and warrants subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the shares, pre-funded warrants and warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $        per share and accompanying warrants to brokers and dealers. After the shares and warrants are released for sale to the public, the representative of the underwriters may change the offering price, the concession, and other selling terms at various times.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us before expenses. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to additional securities from us:

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrant	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$		$	$
Underwriting discounts and commissions payable by us (7%)	$		$	$
Proceeds to us, before other expenses	$		$	$

We have also agreed to reimburse Bancroft Capital for certain out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate of $100,000, and $14,900 for clearing fees. We estimate the total expenses payable by us for this offering will be approximately $213,000, which amount excludes underwriting discounts and commissions and the expense reimbursement described above.

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Underwriter Warrants

We have agreed to issue to Bancroft Capital or its designees warrants to purchase up to a total of 3.0% of the shares of common stock and pre-funded warrants sold in this offering (including any shares sold through the exercise of the over-allotment option). The warrants are exercisable at $        per share (120% of the public offering price) commencing on a date which is 180 days from the commencement of sales in the offering and expiring on a date which is no more than five (5) years from the commencement of sales in the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Lock-up Agreements

Our directors and executive officers have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common stock or securities convertible into or exchangeable for, or that represent the right to receive, shares of common stock, for a period of 90 days following the date of this prospectus. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Bancroft Capital.

We have agreed, for a period of 60 days following the date of the date of this prospectus, that we will not, without the prior written consent of Bancroft Capital, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock, shares or share equivalents, subject to certain exceptions, including (i) the issuance of shares of common stock or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company’s stockholders and issued for bona fide services permissible under Form S-8, (ii) the issuance of the shares of common stock underlying warrants, (iii) the issuance of shares of common stock in conversion of debt and (iv) securities issued pursuant to certain acquisitions and strategic transactions.

Price Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares of common stock is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions – The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions – The underwriters may sell more shares of common stock in connection with the offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase shares of common stock in the offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of the shares of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in the offering.

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●	Penalty bids – If the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of the offering.

●	Passive market making – Market makers in the shares of common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the shares of common stock may have the effect of raising or maintaining the market price of the shares of common stock or preventing or mitigating a decline in the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Determination of Offering Price

The actual public offering price of the securities we are offering has been negotiated between us and the underwriters based on the trading of our shares of common stock prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

Stock Exchange

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “CING.” The closing price of our common stock on the Nasdaq Capital Market on August 21, 2023 was $0.644 per share. We do not plan on making an application to list the pre-funded warrants, Series A warrants or Series B warrants on Nasdaq, any national securities exchange or other nationally recognized trading system.

Electronic Distribution

A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in the offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Conflict of Interest

Patrick Gallagher is a member of our Board of Directors. He is also a Managing Director at Laidlaw & Company (UK) Ltd. Because of this relationship, Laidlaw & Company (UK) Ltd. is deemed to have a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being conducted in accordance with the applicable provisions of Rule 5121. Pursuant to FINRA Rule 5121, a “qualified independent underwriter” is not required to participate in the offering because the underwriter primarily responsible for managing the offering, Bancroft Capital, LLC, does not have a conflict of interest, is not an affiliate of Laidlaw & Company (UK) Ltd. and meets the requirements of FINRA Rule 5121(f)(12)(E). In accordance with the requirements of FINRA Rule 5121, Laidlaw & Company (UK) Ltd. will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior written approval of the account holder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2022 and 2021 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 10, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed on May 10, 2023 and August 14, 2023, respectively;

●	our Current Reports on Form 8-K, filed on January 3, 2023, January 9, 2023, March 13, 2023, April 25, 2023, May 3, 2023, May 5, 2023, May 10, 2023, May 19, 2023, June 8, 2023, June 16, 2023, June 29, 2023, July 11, 2023, August 1, 2023 and August 14, 2023 (other than any portions thereof deemed furnished and not filed);

●	our Definitive Proxy Statement on Schedule 14A, filed on May 5, 2023 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 3, 2021, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website cingulate.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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8,063,215 Shares of Common Stock

Series A Warrants to Purchase up to 8,063,215 Shares of Common Stock

Series B Warrants to Purchase up to 4,031,607 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,063,215 Shares of Common Stock

Up to 20,158,037 Shares of Common Stock Underlying the Series A Warrants, Series B Warrants and Pre-Funded Warrants

PROSPECTUS

Joint Bookrunning Managers

Bancroft Capital, LLC	Brookline Capital Markets a division of Arcadia Securities, LLC

Laidlaw & Company (UK) Ltd.

        , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
Securities and Exchange Commission registration fee	$1,671
FINRA filing fee	2,774
Accountants’ fees and expenses	50,000
Legal fees and expenses	150,000
Miscellaneous	8,000
Total expenses	$212,445

Item 14. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

II-1

Our amended and restated certificate of incorporation, filed as Exhibit 3.1 hereto, and our amended and restated bylaws, filed as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. We have entered into and intend to continue to enter into separate indemnification agreements with our directors and elective officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On July 19, 2021, the Company issued one share of its common stock, par value $0.0001 per share, to Cingulate Therapeutics, LLC for $0.0001. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On September 29, 2021, the Company issued 7,142,746 shares of its common stock, par value $0.0001 per share, to the former holders of units of Cingulate Therapeutics LLC in connection with the Reorganization Merger. Such issuances were exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On August 9, 2022, Cingulate Therapeutics LLC issued a $5 million promissory note (the “August Note”) to Werth Family Investment Associates LLC (“WFIA”). Peter J. Werth, a member of the Company’s Board of Directors is the manager of WFIA. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. On May 9, 2023, Cingulate Therapeutics LLC amended and restated the August Note to increase the principal amount to $8.0 million (as so amended and restated, the “Amended and Restated Note”). WFIA has the right during the first five business days of each calendar quarter to demand payment of all outstanding principal and interest 120 days following notice to Cingulate Therapeutics LLC. Cingulate Therapeutics LLC may prepay the Amended and Restated Note, in whole or in part, without premium or penalty; provided, that no amount repaid may be reborrowed. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On April 24, 2023, we completed a private placement to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which we have the right to sell to Lincoln Park up to $12.0 million in shares of common stock, subject to certain limitations, from time to time over the 36-month period commencing on the date that a registration statement covering the resale of the shares is declared effective by the SEC. We issued 368,023 Commitment Shares to Lincoln Park as consideration for its commitment to purchase our shares under the LP Purchase Agreement. In the LP Purchase Agreement, Lincoln Park represented to us, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were and will be sold by us under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On August 11, 2023, we entered into a Securities Purchase Agreement with Werth Family Investment Associates LLC, and issued, in a private placement priced at the market under Nasdaq rules, 1,823,155 shares of the Company’s common stock at a purchase price per share of $0.5485, for aggregate gross proceeds to the Company of approximately $1.0 million, before deducting transaction expenses payable by the Company (the “Private Placement”). The Private Placement closed on August 11, 2023. Such issuance was exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
2.1†	Agreement and Plan of Merger, dated August 30, 2021, among Cingulate, Inc., Cingulate Therapeutics LLC, and Cingulate Pharma LLC	S-1	2.1	9/9/2021
3.1	Amended and Restated Certificate of Incorporation of Cingulate Inc.	10-K	3.1	3/28/2022
3.2	Amended and Restated Bylaws of Cingulate Inc.	10-K	3.2	3/28/2022
4.1	Specimen Certificate representing shares of common stock of Cingulate Inc.	S-1	4.1	9/9/2021
4.2	Form of Underwriter common stock Purchase Warrant (IPO)	S-1	4.2	11/10/2021
4.3	Form of common stock Purchase Warrant	S-1	4.3	12/9/2021
4.4	Form of Warrant Agent Agreement	S-1	4.4	12/9/2021
4.5*	Form of Pre-Funded Warrant offered hereby
4.6*	Form of Series A Warrant offered hereby
4.7*	Form of Series B Warrant offered hereby
4.8*	Form of Underwriter Warrant
5.1*	Opinion of Lowenstein Sandler LLP
10.1#	Patent and Know-How License Agreement, dated August 8, 2018, between BDD Pharma Limited, Cingulate Therapeutics LLC and Drug Delivery International Limited	S-1	10.2	9/9/2021
10.2#	Master Services Agreement between Cingulate Therapeutics LLC and Societal CDMO, Inc., dated October 24, 2022	8-K	10.1	10/25/2022
10.3+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Shane J. Schaffer	S-1	10.4	9/27/2021
10.4+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Matthew N. Brams	S-1	10.5	9/27/2021
10.5+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Laurie A. Myers	S-1	10.6	9/27/2021
10.6+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Craig S. Gilgallon	S-1	10.7	9/27/2021
10.7+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Louis G. Van Horn	S-1	10.8	9/27/2021
10.8+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Raul R. Silva	S-1	10.9	9/27/2021
10.9+	Amendment to Employment Agreement, effective April 1, 2022, between Cingulate Therapeutics LLC and Raul R. Silva	10-Q	10.1	8/11/2022
10.10+	Amendment to Employment Agreement, effective January 1, 2023, between Cingulate Therapeutics LLC and Raul R. Silva	10-K	10.10	3/10/2023
10.11+	Form of Indemnification Agreement	S-1	10.10	9/9/2021
10.12+	Cingulate Inc. 2021 Omnibus Equity Incentive Plan	S-1	10.1	9/27/2021
10.13+	Form of Nonqualified Stock Option Award under 2021 Plan	10-Q	10.1	5/12/2022
10.14+	Form of Incentive Stock Option Award under 2021 Plan	10-Q	10.2	5/12/2022
10.15+	Form of Restricted Stock Unit Award under 2021 Plan	S-1	10.20	9/27/2021
10.16+	Form of Restricted Stock Award under 2021 Plan	S-1	10.21	9/27/2021
10.17	Amended and Restated Promissory Note, dated May 9, 2023, between Cingulate Therapeutics, LLC and Werth Family Investment Associates	8-K	10.1	5/10/2023
10.18	At The Market Offering Agreement, dated January 3, 2023, by and between Cingulate Inc. and H.C. Wainwright & Co., LLC	S-3	1.2	1/3/2023
10.19	Amendment to ATM Agreement, dated May 2, 2023, by and between Cingulate Inc. and H.C. Wainwright & Co., LLC	10-Q	10.5	5/10/2023
10.20	Joint Commercialization Agreement, dated March 7, 2023, by and between Cingulate Therapeutics, LLC and Indegene, Inc.	10-K	10.19	3/10/2023
10.21	Purchase Agreement, dated April 24, 2023, by and between Lincoln Park Capital, LLC and Cingulate Inc.	8.K	10.1	4/25/2023
10.22	Registration Rights Agreement, dated April 24, 2023, by and between Lincoln Park Capital, LLC and Cingulate Inc.	8.K	10.2	4/25/2023
10.23	Securities Purchase Agreement, dated August 11, 2023, by and between the Company and Werth Family Investment Associates LLC	8-K	10.1	8/14/2023
21.1	List of Subsidiaries of Cingulate Inc.	10-K	21.1	3/10/2023
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in the signature page of this registration statement)
107*	Filing Fee Table

† Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

* Filed herewith.

** Previously filed.

+ Indicates a management contract or compensatory plan.

# Certain portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes

(a) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(c) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Kansas, on the day of August 22, 2023.

CINGULATE INC.

By:	/s/ Shane J. Schaffer
Name:	Shane J. Schaffer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Shane J. Schaffer
Shane J. Schaffer	Chief Executive Officer, Chairman (Principal Executive Officer)	August 22, 2023

/s/ Louis G. Van Horn
Louis G. Van Horn	Chief Financial Officer (Principal Financial Officer)	August 22, 2023

*
Jennifer L. Callahan	Corporate Controller (Principal Accounting Officer)	August 22, 2023

*
Scott Applebaum	Director	August 22, 2023

*
Peter J. Werth	Director	August 22, 2023

*
Patrick Gallagher	Director	August 22, 2023

*
Gregg Givens	Director	August 22, 2023

*
Curt Medeiros	Director	August 22, 2023

*By:	/s/ Shane J. Schaffer
Shane J. Schaffer
Attorney-in-fact

II-5